UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 8, 2011

OPEXA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 8, 2011, Opexa Therapeutics, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Lazard Capital Markets LLC, as the sole book-running manager (the “Underwriter”), related to a public offering (the “Offering”) by the Company of an aggregate of 4,146,500 units (“Units”). Each Unit consists of one share of the Company’s common stock, par value $0.01 per share (“Common Stock”), and one warrant to purchase four-tenths (0.40) of a share of Common Stock (“Warrants”) at a public offering price of $2.05 per Unit. The Company expects to raise gross proceeds of $8,500,325 from the Offering. The net proceeds to the Company from the Offering, after deducting underwriting commissions and discounts and other estimated offering expenses payable by the Company and assuming no exercise of the Warrants, are expected to be approximately $7,622,800.

The Warrants to be issued in the Offering will generally be exercisable for a period of five years from the date of issuance at an exercise price of $2.61 per full share. The exercise price and number of shares of Common Stock issuable on exercise of the Warrants will be subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction. The exercise price and the amount and/or type of property to be issued upon exercise of the Warrants will also be subject to adjustment if the Company engages in a “Fundamental Transaction” (as defined in the Warrant).

The Offering is expected to close on February 11, 2011, subject to the satisfaction of customary closing conditions. The Offering is being made pursuant to a preliminary prospectus supplement dated February 7, 2011, prospectus supplement dated February 8, 2011 and an accompanying prospectus dated November 23, 2009 pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-163108), which was filed with the Securities and Exchange Commission (the “Commission”) on November 13, 2009 and declared effective by the Commission on November 23, 2009.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Underwriting Agreement has been attached hereto as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

A copy of the opinion of Pillsbury Winthrop Shaw Pittman LLP relating to the legality of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto. A copy of the Underwriting Agreement and the form of Warrant to be issued in connection with the Offering are filed herewith as Exhibits 1.1 and 4.1 and are incorporated herein by reference. The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 8.01	Other Events.

On February 8, 2011, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

On February 7, 2011, the Company terminated the Continuing Offering Program Agreement dated May 14, 2010 by and between Opexa Therapeutics, Inc. and Rodman & Renshaw, LLC.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated February 8, 2011 by and between Opexa Therapeutics, Inc. and Lazard Capital Markets LLC.

4.1	Form of Warrant.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Press Release issued by Opexa Therapeutics, Inc. on February 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 8, 2011	OPEXA THERAPEUTICS, INC.

	By:	/s/ Neil K. Warma
Neil K. Warma
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated February 8, 2011 by and between Opexa Therapeutics, Inc. and Lazard Capital Markets LLC.

4.1	Form of Warrant.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Press Release issued by Opexa Therapeutics, Inc. on February 8, 2011.